UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2016

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2016, Team Inc. (“Team”) entered into that certain Third Amendment to Credit Agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Third Amendment”). The Third Amendment amends and restates certain portions of the Credit Facility described in Team’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2015 and filed as Exhibit 10.1 therewith, which was amended by that certain First Amendment to Credit Agreement dated December 2, 2015 and that certain Second Amendment and Commitment Increase to Credit Agreement dated February 29, 2016 (as amended, the “Existing Credit Agreement”). The effect of the Third Amendment, among other items, is described as follows. First, the Third Amendment makes certain revisions to the scheduled changes in the maximum Total Leverage Ratio covenant. The table below sets forth the maximum Total Leverage Ratio applicable as of the end of the fiscal quarters specified, as amended by the Third Amendment:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
September 30, 2016	4.25 to 1.00
December 31, 2016	4.50 to 1.00
March 31, 2017 and June 30, 2017	4.25 to 1.00
September 30, 2017	3.75 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018	3.25 to 1.00
June 30, 2018 and each Fiscal Quarter thereafter	3.00 to 1.00

Additionally, the Third Amendment amends the definition of Applicable Rate to add a pricing level that is in effect when the Total Leverage Ratio is greater than or equal to 4.00 to 1.00 and revises the definition of Consolidated EBITDA to increase the maximum amounts of certain add-back items in the calculation. The Existing Credit Agreement, as amended by the Third Amendment, continues to provide Team with the option to increase the aggregate principal amount of the revolving loan facility by up to $100,000,000, subject to satisfaction of certain specified conditions. For any such increase, Team may ask one or more lenders to increase their existing commitments and/or invite additional eligible lenders to become lenders under the Credit Facility.

The foregoing summary of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

 Item 2.03. Creation of a Direct Financial Obligation or on Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 23, 2016, Team posted on its corporate website, www.teaminc.com, an updated investor presentation, which is attached hereto as Exhibit 99.1.

Exhibit 99.1 is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall such exhibits be deemed incorporated by reference in any filing made by Team under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement, dated August 17, 2016, among Team, Inc., certain Team, Inc. Subsidiary Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other Lenders party thereto.

99.1	Investor presentation materials, dated August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President – Administration, Chief Legal Officer and Secretary
Dated: August 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement, dated August 17, 2016, among Team, Inc., certain Team, Inc. Subsidiary Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other Lenders party thereto.

99.1	Investor presentation materials, dated August 23, 2016.